SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                          Date of Report: August 20, 2003


                           CHINA NETTV HOLDINGS, INC.
                           ---------------------------
             (Exact name of registrant as specified in its charter)



     Nevada                     000-26217                   98-0203170
     ------                     ---------                   ----------
    (State or other             (Commission               (IRS Employer
    jurisdiction of             File Number)            Identification No.)
     incorporation)


           830-789 West Pender Street, Vancouver, B.C. Canada V6C 1H2
        -----------------------------------------------------------------
             (New address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (604) 689-4407





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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

None.


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

None.


ITEM 3. BANKRUPTCY OR RECEIVERSHIP

None.


ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

None.


ITEM 5. OTHER EVENTS

None.


ITEM 6. RESIGNATION OF REGISTRANT'S DIRECTORS AND CHANGES IN OFFICERS

Ernest Cheung resigned as director effective August 18, 2003.

The following new Directors have been appointed as Directors effective August 18, 2003, in compliance with Section 14F of the Securities Exchange Act of 1934:

Jie Yang
Zhi Wang
Anthony Garson

The biographical information of the new directors is as follows:

JIE YANG, age 40, Director. He graduated from Beijing University of International Business & Economics, Beijing, China in 1984 and obtained a Bachelor of Economics. He has been director and Vice President of Honglu Investment Holdings, Inc. since 2001; President of Sundecine Enterprises Inc. (1997-2001); General Manager, Jianxin Trading Co., 1988-97; Assistant Customs Supervisor, Beijing Customs Administration, 1984-87.


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

ZHI WANG, age 46, Director. Finished diploma in business administration at China Radio & Television University ("CRTVU") in 1984 and pursued further studies in business administration under exchange program in Australia 1988. From 2001 to present, he has been Chairman and President of Honglu Investment Holdings, Inc., Tianyubofeng Science & Technology, Inc., a Chinese company in aluminum and carbon coke producing business, and Standard Hotel Management, Co. He is President and General Manager, Ziyuewentao Enterprises Inc., 1997 to present; General Manager, Tianjin Zangtong Trading Co., 1993; Managing Director of Hong Kong Zangtong Trading Co., 1990; CEO of Tibet Autonomous Region Economic & Trade Bureau, Beijing Office, 1987; Member, the Leading Team on Tibetan Economy, the State Council of China, 1984.

ANTHONY GARSON, age 60, Director, obtained a BS in 1969 from University of Waterloo, Ontario. He received and MBA from University of Toronto, Ontario in 1983. For the past 30 years, Mr. Garson has been extensively involved in the brokerage industry having served as Equity Analyst, Equities Investment Division of Bank of Nova Scotia, Toronto (1975-80); Vice president and Senior Mining Analyst for Canadian Operations of Dean Witter Reynolds (Canada) Ltd. (1981-85); Senior Mining Analyst at Haywood Securites,Vancouver, BC(1986); VP and Senior Mining Analyst at Continental Securities (1987) and Vice-President and Senior Mining Analyst of Canaccord Capital (1993); London, England. Mr. Garson was a principal and founding partner of Union Capital Market(U.K.)Ltd, Licensed under the Securities and Futures Authority of London, England(1993-95); Chairman and director of Pacific Minerals, Vancouver, BC(1995-97). He was licensed to trade securities in the United Kingdom, Ontario and British Columbia, and also served as a director and officer of Global Pacific Mininerals, Anthian Resources Corp. He has been President and Director of International Arimex Resource Inc. and Director of Grayd Resources Corporation since 2003, partner of Mining Capital Corporation from 2002, President and Director of Disfactories Corporation from 1999 and also Lecturer of Centennial College from 1999.


Under separate appointment, Mr. Loong Keng Lim has been appointed as a director and Vice Chairman effective August 18, 2003. His biographical information is as follows:

LOONG KENG LIM, age 56, Director. Mr. Lim was born in Thailand, and educated in Singapore, Australia and the United States. He obtained an MBA from the University of Arkansas in 1972. He is both a Canadian and an American citizen.

Mr. Lim has extensive business interests and experience in Asia and in North America. He has built a distinguished career in property development spanning over 20 years. Since 1979 he has operated as an independent property developer in Los Angeles, U.S.A. as President and a director of Eastern Phoenix Corporation. He moved to Vancouver, Canada in 1990 to do property development with the Kuok Group. He served as President and Chief Executive Officer of Abbey Woods Developments Ltd. from 1990 to 1993. Abbey Woods is a public company listed on both the Vancouver and Toronto Stock Exchanges which specializes in condominium and commercial construction.

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

He is currently the Chairman of the Board, President, and CEO of Native Strategic Investments Ltd ("NSI"). NSI was established in 1993, and is listed on the TSX. NSI is primarily involved with the Kuok Group in real estate developments in partnership with Native bands in British Columbia, Canada. This is considered to be the first such venture in Canada.


ITEM 7. FINANCIAL STATEMENTS & EXHIBITS

Financial Statements - None.

Exhibits: - None


ITEM 8. CHANGE IN FISCAL YEAR

None.


ITEM 9. REGULATION FD DISCLOSURE

None.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: August 20, 2003


                                            CHINA NET TV HOLDINGS, INC.



                                            By: /s/Ronald Xie
                                               --------------------------------
                                                Ronald Xie, President



















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